Exhibit 10.19

TWELFTH AMENDMENT TO LEASE AGREEMENT BETWEEN
METROPOLITAN LIFE INSURANCE COMPANY, AS LANDLORD
AND ACTIVE POWER, INC., AS TENANT

THIS TWELFTH AMENDMENT TO LEASE AGREEMENT (“Amendment”) is made and entered into as of the 8th day of February, 2005, by and between METROPOLITAN LIFE INSURANCE COMPANY (“Landlord”) and ACTIVE POWER, INC.(“Tenant”).

WITNESSETH:

Landlord and Tenant entered into that certain Lease Agreement dated March 12, 1996 (the "Lease" for space in Stonehollow 1), amended by the First Amendment dated June 24, 1996 increasing the square footage to 8,100 square feet in Stonehollow 1, Suite 135, amended by the Second Amendment dated September 4, 1996 notifying Landlord of a name change from "Magnetic Bearing Technologies" to "Active Power, Inc." amended by the Third Amendment dated October 10, 1997 expanding into STONEHOLLOW 2 for approximately an additional l5,080 square feet of space located at 11525 Stonehollow Drive, Suite 255, Austin, Texas for a total of 23,180 square feet of space, amended by the Fourth Amendment dated August 20, 1999 extending the term in Stonehollow 2, Suite 255 for an additional twelve months, amended by the Fifth Amendment dated February 9, 2000 extending the lease term for Suite 135 and Suite 255 to expire on March 31, 2003 and expansion into Suites 120, 110 and 130 to expire March 31, 2003, amended by the Sixth Amendment dated September 22, 2000 where Tenant expanded into Suite 155, amended by the Seventh Amendment dated April 10, 2001 where the commencement date for Suite 155 is confirmed as December 15, 2000, amended by the Eighth Amendment dated May 7, 2001 where Tenant expanded into Suite 130, an1ended by the Ninth Amendment dated June 27, 2002 where Tenant was released from Suite 155 and amended by the Tenth Amendment dated January 31, 2003 that extended the lease term of Suites 130 and 135 to expire on March 31, 2005, amended by the Eleventh Amendment dated July 31, 2003 that extended the lease term of Suite 120 to expire on March 31, 2005.

Landlord and Tenant now desire to further amend the Lease Agreement and Amendments in certain respects as more fully hereinafter set forth. Landlord and Tenant agree as follows:

1.	Tenant agrees to renew and extend the lease term for Suite 120 (7,466 square feet), Suite 130 (4,050 square feet) and Suite 135 (8,100 square feet) for an additional term of twelve (12) months.

2.	Commencement Date of the renewal of Suite 120, Suite 130 and Suite 135, shall be April!, 2005 and the expiration date shall be March 31, 2006.

3.	The Monthly Base Rental Rate for Suite 120, Suite 130 and Suite 135 shall be as follows:

04/01/05- 03/31106	$0.55 psf

4.	Tenant accepts the renewal spaces (Suite 120, Suite 130 and Suite 135) in its current "as is" condition with no improvements by Landlord.

5.
Provided no Event of Default exists and Tenant is occupying the entire Premises at the time of such election, Tenant may renew this Lease for one (1) additional period of two (2) years on the same terms provided in this Lease (except as set forth below), by delivering written notice of the exercise thereof to Landlord not later than one hundred eighty (180) days before the expiration of the Term. On or before the commencement date of the extended Term, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows.

(a)
The Base Rent payable for each month during each such extended Term shall be the prevailing rental rate in the Project, at the commencement of such extended Term, for space of equivalent quality, size, utility and location, with the length of the extended Term and the credit standing of Tenant to be taken into account;

(b)	Tenant shall have no further renewal options unless expressly granted by Landlord in writing; and

(c)	Landlord shall lease to Tenant the Premises in their then-current condition, without any allowances or concessions.

Tenant's rights under this Exhibit shall terminate if (1) this Lease or Tenant's right to possession of the Premises is terminated, (2) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises, or (3) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant's exercise thereof.

DATED AS OF THE 10th DAY OF February, 2005.

WITNESS:	LANDLORD:

Metropolitan Life Insurance Company, a New York Corporation; on behalf of a commingled separate account

BY: Realty Advisors, Inc., a Delaware Corporation, as Investment Advisor to Metropolitan Life Insurance Company

	By:	/s/ Gerald F. Ianetta
	Name:	Gerald F. Ianetta
	Title:	Senior Asset Manager

DATED AS OF THE 8th DAY OF February, 2005

WITNESS:	TENANT:

ACTIVE POWER, INC.